Exhibit 10.68








                          MARKETING AND SALES AGREEMENT

                                     BETWEEN

                              VILLAGE FARMS, L.L.C.

                                       AND

                          VILLAGE FARMS OF TEXAS, L.P.




                                February 13, 1996




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I
     DEFINITIONS.............................................................1
ARTICLE II
     SCOPE OF DUTIES.........................................................3
         Section 2.01 .  Performance of Duties...............................3
         Section 2.02 .  Personnel...........................................3
         Section 2.03 .  On-Site Supervisor..................................3
         Section 2.04 .  Marketing Plan......................................3
         Section 2.05 .  Performance Standards...............................4
ARTICLE III
     MARKETING AND SALES.....................................................4
         Section 3.01 .  Marketing...........................................4
         Section 3.02 .  Village Farms Trademark.............................4
         Section 3.03 .  Quality Control.....................................5
         Section 3.04 .  Promotion...........................................5
         Section 3.05 .  Sales Prices........................................5
         Section 3.06 .  Billing and Collections.............................5
         Section 3.07 .  Packaging, Shipping, and Delivery...................5
         Section 3.08 .  Obligations of Owner................................6
         Section 3.09 .  Greenhouse Products.................................6
         Section 3.10 .  No Obstruction......................................6
ARTICLE IV
     COMPENSATION AND PAYMENT................................................6
         Section 4.01 .  Basic Compensation..................................6
         Section 4.02 .  Debt Service Coverage Ratio Test....................7
         Section 4.03 .  Bonuses.............................................7
         Section 4.04 .  Payment of Bonuses..................................7
ARTICLE V
     REPRESENTATIONS AND WARRANTIES..........................................8
         Section 5.01 .  Representations and Warranties of the
                         Marketing Agent.....................................8
ARTICLE VI
     COVENANTS OF THE MARKETING AGENT........................................8
         Section 6.01 .  Books, Records and Reports..........................8
         Section 6.02 . Employment Practices.................................8
         Section 6.03 .  Nondisclosure.......................................8
         Section 6.04 .  Compliance With Governmental Rules..................8
         Section 6.05 .  Section 8 and Section 15 Declarations..............10
         Section 6.06 .  Section 9 Renewal..................................10
ARTICLE VII
     GENERAL LIABILITY.......................................................9
         Section 7.01 .  Indemnification.....................................9


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ARTICLE VIII
     DEFAULTS AND REMEDIES..................................................10
         Section 8.01 .  Defaults...........................................10
         Section 8.02 .  Damages for Termination Without Cause.............110
ARTICLE IX
     TERM...................................................................11
         Section 9.01 .  Term...............................................11
ARTICLE X
     MISCELLANEOUS..........................................................12
         Section 10.01 .  Notices...........................................12
         Section 10.02 .  Severability......................................13
         Section 10.03 .  Amendment.........................................13
         Section 10.04 .  Assignment........................................13
         Section 10.05 .  Relationship of the Parties.......................13
         Section 10.06 .  Headings; Etc.....................................13
         Section 10.07 .  Governing Law.....................................13
         Section 10.08 .  Parties in Interest; Limitation and
                          Rights of Others..................................13
         Section 10.09 .  Arbitration.......................................14




                                      -ii-

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                          MARKETING AND SALES AGREEMENT

         Village Farms of Texas, L.P. (the "Owner") intends to construct and operate an approximate 41 acre greenhouse in Jeff Davis County, Texas (the "Greenhouse") . The Greenhouse will be manufactured and constructed by Dalsem Kasenkouw B.V. (the "Contractor"), Agro Power Development, Inc. (the "General Contractor") and the Owner. Village Farms, L.L.C. (the "Marketing Agent") and the Owner have entered into this Marketing and Sales Agreement dated as of February 13, 1996 to market the produce grown at the Greenhouse.

         In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, and in reliance upon the representations and warranties of each party set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms when used herein shall have the following meanings:

         "Affiliate" of any Person shall mean each Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, shall include (a) any Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities of such designated Person or ten percent (10%) or more of the equity interest in such designated Person and (b) any Person of which such designated Person beneficially owns and holds ten percent (10%) or more of any class of voting securities or in which such designated
Person beneficially owns or holds ten percent (10%) or more of the equity interest. For the purposes of this definition, the terms "controls," "controlled by," and "under common control with," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall mean this document and any exhibits and appendices hereto as amended, modified or supplemented from time to time.

         "Business Day" shall mean any day other than Saturday, Sunday or other day on which banks are authorized to be closed in Texas, New York, North Carolina, or New Jersey.

         "Contract Year" initially shall be the period ending on December 31 next following the Date of Initial Services and each calendar year thereafter.

         "Credit Agreement" shall mean the Credit Agreement to be entered into between Owner and the Lender, as the same may be amended, modified or supplemented from time to time.

         "Date of Initial Services" shall mean the later of July 1, 1996 or the date of Phase I Substantial Completion under the Commercial Greenhouse Design and Construction Contract, dated December 7, 1995 by and between Contractor and General Contractor, as same may be amended, modified or supplemented from time to time.


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         "Governmental  Rule" shall mean any law, rule,  regulation,  ordinance, order, code, interpretation, judgment or similar norm or decision of any Federal, state, local or foreign government, authority, agency,, court or other body or entity having jurisdiction over the Site.

         "Lender"   shall  mean   CoBank,   ACB,   as  Agent  for  the   lending
institution(s) providing financing for the Project, and their successors and assigns.

         "License Agreement" shall mean the License Agreement dated February 13, 1996 between Agro Power Development, Inc. and the Marketing Agent, a copy of which is attached hereto as Exhibit A, as same may be amended from time to time.

         "Loan Agreement" shall mean the Loan Agreement dated on or about February 14, 1996, between Farm Credit Bank of Texas, Texas Production Credit Association, CoBank, ACB, and the Owner, as same may be amended from time to time.

         "Manager" shall mean the person described in Section 2.01.

         "Management  Contract"  shall  mean  the  Management,   Operation,  and
Maintenance Contract of even date herewith between the Owner and the Manager, as same may be amended, modified, or supplemented from time to time.

         "Marketing Plan" shall mean the business plan and budget prepared annually or more often by Marketing Agent setting forth the items described in
Section 2.04.

         "On-Site Supervisor" shall mean the person described in Section 2.03.

         "Party" shall mean Owner or the Marketing Agent, or any of them, as appropriate, and their successors and permitted assignees.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

         "Product" shall mean all production derived from the Greenhouse, which shall initially consist of tomatoes.

         "Revenues" shall mean the gross proceeds derived from the sale of the Product, plus interest income, and any and all other types of income received by the Owner, less allowances, returns, and amounts received with respect to freight and transportation charges, and excluding insurance proceeds.

         "Site" shall mean the Greenhouse and its grounds located at Highway 17 North, Fort Davis, Jeff Davis County, Texas.

         "Term" shall mean the period provided for in Section 9.01 hereof.

         "Uncontrollable Force" shall mean any of the following which are beyond the reasonable control of a Party and which materially impairs the performance by such Party of its duties and

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obligations  hereunder  and such material  impairment  continues for a period of more than thirty (30) days: (a) severe weather, flood, fire, lightning or other natural disaster or act of God, (b) earthquake or subsidence, whatever its cause, (c) strikes or other labor disturbances, whether or not involving employees of a Party, (d) action or inaction by, or inability to obtain authorization or approval from, any governmental agency or authority, which a Party is unable, after its best efforts, to overcome, (e) compliance with any Governmental Rule, (f) war (whether declared or not), sabotage, act of a public enemy, insurrection, riot or civil disturbance, (g) defects in material equipment necessary for performance of the Agreement, (h) any act by another party (other than the Party claiming Uncontrollable Force, any Affiliate of such Party or the respective agents, servants or employees of such Party or Affiliates), or (i) any other similar act.

         "Work" shall mean all duties and responsibilities of the Marketing Agent under this Agreement.

                                   ARTICLE II
                                 SCOPE OF DUTIES

         Section 2.01.  Performance of Duties. As more specifically described in
Article III, the Marketing Agent shall furnish, manage and supervise certain personnel necessary in connection with the marketing, sale, and distribution of the Product, in accordance with the terms of this Agreement. Commencing on the Date of Initial Services, the Marketing Agent shall participate in the planning and start-up of the Greenhouse. The On-Site Supervisor (as defined herein in Section 2.03) shall be available at the Site on a full time basis, commencing on September 1, 1996. The operation of the Greenhouse and the production of the Product shall be the primary responsibility of Village Farms of Delaware, L.L.C. (the "Manager") as defined in the Management Contract.

         Section 2.02. Personnel. The Marketing Agent shall make available for the performance of its duties under the Agreement, sufficient personnel (each of whom will be properly trained and qualified to undertake their respective assigned duties) and support systems and services as are necessary or desirable to assure the performance of Marketing Agent's responsibilities under this Agreement.

         Section 2.03. On-Site Supervisor. The Marketing Agent shall identify one competent individual to act in the capacity of On Site Supervisor. The On-Site Supervisor shall be responsible on a day-to-day basis for the marketing and sales of the Product and shall be supervised by the Marketing Agent. The selection and continued employment of the On-Site Supervisor shall be subject to the approval of Owner, which approval shall not be unreasonably withheld. The On-Site Supervisor shall be an employee of the Owner.

         Section 2.04. Marketing Plan. Within thirty (30) days from receipt of a copy of the preliminary business plan and budget for the first year of operations of the Greenhouse, which is to be prepared by the Manager pursuant to the Management, Operation and Maintenance Contract of even date herewith, and approved by the Owner, the Marketing Agent will provide to the Owner and the Lender a preliminary Marketing Plan for the first year of operations which shall include the strategy for marketing efforts for the upcoming year, target customers and geographic areas for penetration, and such other information which is customarily included in a

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produce  marketing plan, and which will also set forth such other information as the owner may reasonably request. In addition, within thirty (30) days after receipt by the Marketing Agent of each subsequent business plan and budget prepared by the Manager (the "Business Plan"), which Business Plan is to be submitted by the Manager forty-five (45) days prior to December 31 of each year (except for the first Contract Year), the Marketing Agent shall submit to the Owner, with a copy to the Lender, the Marketing Plan for the next succeeding Contract Year corresponding to the year covered by such Business Plan. The Marketing Plan shall always be prepared in conjunction with the Business Plan and shall set forth in form and detail reasonably satisfactory to Owner, the Marketing Agent's plans for such Contract Year. The Marketing Plan shall be subject to the approval of owner, such approval not to be unreasonably withheld.

         Section 2.05. Performance Standards. The Marketing Agent shall be responsible for the sales of the Greenhouse produce in accordance with the Marketing Plan. The Marketing Agent shall be responsible for the means, methods and techniques used in the marketing and sale of the produce of the Greenhouse.

                                  ARTICLE III
                               MARKETING AND SALES

         Section 3.01. Marketing. During the period beginning on the Date of Initial Services and ending at the expiration of the Term of this Agreement, the Marketing Agent shall use its best efforts to market all the Product of the Greenhouse in accordance with the Marketing Plan in order to derive the greatest possible Revenues therefrom. The Marketing Agent warrants that, during each Contract Year, it will sell One Hundred (100%) Percent of the Premium Quality tomatoes produced by the Greenhouse in accordance with the terms and conditions of this Agreement and the Marketing Plan (as it is updated from time to time).

         Section 3.02. Village Farms Trademark. Village Farms is a trademark registered with the U. S. Patent and Trademark office, owned by Agro Power Development, Inc., a New York Corporation ("APD"), an affiliate of the Marketing Agent. APD has authorized the use of the Village Farms trademark by the Marketing Agent and the Owner in conjunction with this Agreement. The owner hereby acknowledges that the Marketing Agent and/or APD has full right and authority to the unlimited use of this trademark on behalf of themselves and other producers located throughout the United States and abroad, and that the trademark is not limited to use in conjunction with tomatoes, but may be used for any other type of produce, at APD's and the Marketing Agent's discretion. All Premium Quality tomatoes produced by the Greenhouse will be labeled and/or otherwise identified by the Village Farms trademark, or such other name as determined by the Marketing Agent which would provide a greater profit to the owner. Subject to the provisions of Section 9.01 herein, the Owner shall have the right to use the trademark, Village Farms, following the termination of this Agreement, until the Construction Loan Maturity Date (as defined in the Loan Agreement) provided that (i) it pays the Marketing Agent the sum of $100,000 per year, with the first payment due within thirty (30) days prior to the effective date of the termination, and the subsequent payments due within thirty (30) days prior to the anniversary of the termination, (ii) the use of the trademark is limited to fruits and vegetables, including tomatoes produced at the Greenhouse in Texas, and (iii) the Owner agrees in writing to abide by the conditions and restrictions of the License Agreement, as same may be amended from time to time. In the event the Owner fails to pay any of the required payments,


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the right to use the trademark shall terminate upon the expiration of the period for which payment was last received. The terms of this provision shall survive termination of this Agreement.

         Section 3.03. Quality Control. The On-Site Supervisor shall exercise its reasonable exercise in determining which of the Product of the Greenhouse qualifies as Premium Quality. Best efforts will also be used to market tomatoes which are of lesser quality, except for those tomatoes, which in the sole discretion of the Marketing Agent, have no market value due to their inferior quality. The Marketing Agent shall have total discretion (subject to the requirement that it act reasonably) over which, if any of the lesser quality tomatoes shall be labeled or identified with the trademark "Village Farms." The Marketing Agent will have sole and absolute discretion (subject to the requirement that it act reasonably) over the use of the trademark, in order to maintain the high quality associated with the trademark, and to preserve the market share of the Village Farms tomatoes, which will ultimately serve to benefit the owner in the sale of its Product.

         Section 3.04. Promotion. Marketing Agent, in conjunction with APD, engages in, and shall continue to engage in general advertising, marketing and promotional efforts in the food industry, on behalf of the trademark Village Farms, and shall maintain these general marketing efforts throughout the term of this Agreement, on at least the same level as is currently being employed, at the sole expense of the Marketing Agent. In the event Marketing Agent deems it to be in the best interests of the Owner to engage in strictly local advertising efforts for the sole benefit of the Owner, such advertising campaign efforts shall be detailed in the Marketing Plan prepared by the Marketing Agent pursuant to the terms of this Agreement. In the event said local advertising plan is approved by the Owner, the owner shall be solely responsible for the costs of same.

         Section 3.05. Sales Prices. The Owner acknowledges that the sale of its Product by the Marketing Agent is based on market demands and price fluctuation can occur seasonally and otherwise. Marketing Agent shall use commercially reasonable efforts to obtain the highest possible price for the Product.

         Section 3.06. Billing and Collections. At its cost, the Marketing Agent will provide billing and collection services to the Owner consistent with the Marketing Plan and such direction as may be reasonably given by the owner to the Marketing Agent from time to time. All customers of the Owner shall be billed under the name Village Farms. The Marketing Agent will maintain accurate books and records of all sales, billing and collections, and shall prepare a monthly report which shall be made available to the owner for review. Monies collected by the Marketing Agent on behalf of the owner shall be held by the Marketing Agent as trustee in a -separate account for the benefit for the Owner, and shall be remitted to Owner (without deduction) on a weekly basis. Although the Marketing Agent is responsible for billing and collection, the Owner shall bear the risk of nonpayment by any of its customers, and shall determine if any customers should be dropped, due to poor payment experience.

         Section 3.07. Packaging, Shipping, and Delivery. The Marketing Agent shall be responsible for the instructing and training of owner's employees who will physically be


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responsible  for the proper  packaging of the Product.  Marketing Agent shall be responsible for all shipping and delivery arrangements for the Product, at Owner's sole expense.

         Section 3.08. Obligations of Owner. Throughout the Term of this Agreement, owner shall furnish all Product exclusively to the Marketing Agent, and shall use its best efforts to produce Premium Quality tomatoes, in the quantity established in the business plan and budget prepared annually by the Manager, pursuant to the terms of the Management Contract. All personnel of the Greenhouse operation shall at all times be employees of Owner.

         Section 3.09. Greenhouse Products. It is contemplated by this Agreement that the Product of the Greenhouse will be tomatoes. However, if in the opinion of the Marketing Agent, the Greenhouse operation can be made profitable by the production of produce more profitable than tomatoes, then the Marketing Agent, with the prior written consent of the Owner, may instruct the Manager to produce a substitute product, and Marketing Agent's duties will also cover this substitute product.

         Section 3.10. No Obstruction. Until the termination of this Agreement, Owner shall not, either through its agents or employees, take any action that would prevent the Marketing Agent from marketing the Product in accordance with this Agreement nor take any action that would materially obstruct the production of Product at the Site, unless such prevention or obstruction is caused by Uncontrollable Force or by the Marketing Agent or any of its Affiliates or any of their respective employees, servants or agents.

                                   ARTICLE IV
                            COMPENSATION AND PAYMENT

         Section 4.01. Basic Compensation. In consideration of the performance of Marketing Agent's obligations under the Agreement, Owner shall pay to the Marketing Agent the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) per Contract Year (the "Compensation") in twelve equal monthly installments beginning on the 1st day of the second month following the Date of Initial Services and on each anniversary thereafter. For the period from the Date of Initial Services through the first day of the month following the Date of Initial Services, the Marketing Agent shall be entitled to a fee equal to the product of (i) the Compensation and (ii) a fraction which shall be the number of weeks of such period divided by 52, such amount to be payable on the first day of the month following the Date of Initial Services. Such compensation will be adjusted each January 1 of each Contract Year by the same percentage change in the Consumer Price Index ("CPI"), provided the adjustment shall not cause the Compensation to be less than the current Contract Year's Compensation. If for any reason the Marketing Agent is unable to perform its obligations hereunder, except as a result of termination of this Agreement because of a default by the Marketing Agent hereunder or in accordance with Section 9.01 herein, then the Marketing Agent shall be entitled to the continuation of the Compensation as though the Agreement had been performed by the Marketing Agent, provided however, that in the event that the Marketing Agent or Owner is unable to perform its obligations under this Agreement because of an Uncontrollable Force, then the Compensation shall be discontinued at any time after the later of the first anniversary of the event creating the Uncontrollable Force or the date on which the Marketing Agent's continued performance was disrupted.


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

         Section 4.02. Debt Service  Coverage Ratio Test. The provisions of this
Section 4.02 shall remain in effect only for so long as the Owner is party to any loan agreement with the Lenders, or is a party to any loan agreement related to the refinancing of the obligations owing to the Lenders. In the event Owner's actual debt service coverage ratio as defined in the Credit Agreement ("DSCR"), for any calendar year falls below 1.5, then, in that event, no Compensation shall be paid for any portion of that calendar year, however, the right to Compensation shall accrue, provided the DSCR is greater than 1.0, and shall be paid to the Marketing Agent in one sum, immediately following Owner's achievement of a DSCR of at least 1.5. In the event that Compensation was paid for any portion of the calendar year during which Owner's actual DSCR fell below 1.5, those payments shall be deducted from future payments due the Marketing Agent hereunder, until the Owner has recouped same. Immediately upon the owner achieving a DSCR of 1. 5, any payments which were withheld or recouped by Owner shall be paid to the Marketing Agent in one sum. The Owner's DSCR shall be measured as of December 31 of each year during the term of this Agreement.

         Section 4.03. Bonuses. The Marketing Agent shall be entitled to a bonus for each calendar year in which the Owner's actual DSCR equals or exceeds 1.5. The Owner's DSCR shall be measured in accordance with Section 4.02. above. In the event the Owner's actual DSCR equals or exceeds 1.5 but is less than 2.0, the bonus shall be ONE HUNDRED THOUSAND DOLLARS ($100,000.00); if the actual DSCR equals or exceeds 2.0 but is less than 2.5, the bonus shall be TWO HUNDRED THOUSAND DOLLARS ($200,000.00); if the actual DSCR equals or exceeds 2.5 but is less than 3.0, the bonus shall be THREE HUNDRED THOUSAND DOLLARS ($300,000.00); and, if the actual DSCR equals or exceeds 3.0, the bonus shall be THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000.00). The foregoing bonus amounts shall be automatically adjusted upward each January 1 of each Contract Year, if the Consumer Price Index ("CPI") for that year shows an increase; the adjustment shall be equal to the percentage change in the CPI for that calendar year. In the event that the Owner has no debt service whatsoever, under the Credit Agreement or otherwise, the Marketing Agent shall be entitled to the maximum bonus payable hereunder. The terms of this provision shall survive termination of this Agreement.

         Section 4.04. Payment of Bonuses. Bonuses shall be paid quarterly in arrears based upon the projected DSCR contained in the business plan and budget to be prepared by the Manager each year, pursuant to the Management Contract. The Manager shall periodically review its projection of that year's DSCR, and, if necessary, revise same to reflect the more current information available to the Manager. If the projected DSCR is revised, either upward or downward to a different threshold, the quarterly payment of the estimated bonus shall be adjusted accordingly. In the event it appears, based upon the revised projected DSCR, that the Marketing Agent has received overpayments, such overpayments shall be deducted from future quarterly bonus payments until such overpayments have been recouped. In the event the Marketing Agent's projected bonus for that year has increased based upon the revised projected DSCR, the shortfall which resulted from the quarterly payments made based upon the prior projected DSCR shall be paid to the Marketing Agent with its next regular adjusted quarterly bonus payment. Upon the determination of the actual DSCR, in the event the Marketing Agent had received a Bonus for the prior Contract Year, to which it was not entitled, and Owner has not yet recouped same, such overpayment may be offset against either the Compensation payable hereunder or against future Bonus payments, until it is recouped. In the event any Bonus was


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

earned which has not yet been paid, the balance of the Bonus earned shall be payable in one sum within thirty (30) days of the determination of Owner's actual DSCR. In the event this Agreement has been terminated, any Bonuses which Marketing Agent received to which it was not entitled, shall be immediately due and payable to the Owner, upon the determination of such overpayment.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Section 5.01. Representations and Warranties of the Marketing Agent. The Marketing Agent represents and warrants to Owner that it has substantial experience in the marketing of tomatoes and that the On-Site Supervisor shall either have substantial experience in the marketing of tomatoes, or shall have been trained by a person with substantial experience in the marketing of tomatoes. The Marketing Agent is a limited liability company duly organized and validly existing under the laws of the State of Delaware. The Marketing Agent's execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Marketing Agent and this Agreement constitutes the Marketing Agent's legal, valid and binding obligation, enforceable against the Marketing Agent in accordance with its terms. The Marketing Agent's execution and delivery of this contract and the performance of its obligations hereunder will not conflict with, violate or result in a default under the Marketing Agent's certificate of formation or operating agreement or any mortgage, indenture, agreement, instrument or other contract to which the Marketing Agent is a party or by which the Marketing Agent is bound.

                                   ARTICLE VI
                        COVENANTS OF THE MARKETING AGENT

         Section 6.01. Books, Records and Reports. The Marketing Agent shall maintain books and records and shall prepare for the benefit of owner, a monthly report showing the sales and collections of the Product, and such other matters as the Owner may, from time to time, reasonably request be included in such reports. All such books, records and reports shall be the sole and exclusive property of the Owner, and the Marketing Agent shall keep such books and records in such place or places so as to provide Owner (and its authorized representatives) with maximum access thereto and the ability to make copies thereof.

         Section 6.02. Employment Practices. The Marketing Agent shall comply with the applicable requirements of Executive Orders Nos. 11246 (Equal Opportunity and Certification of Nonsegregated Facilities), 11701 (Affirmative Action for Disabled Veterans and Handicapped of the Viet Nam Era), 11758 (Affirmative Action for Handicapped Workers), 11458 and 11625 (Minority Business Enterprise) and all other Governmental Rules relating to employment practices to the extent applicable.

         Section 6.03. Nondisclosure. All reports, records and other information related to the Site, the Greenhouse, the operations of the Owner, and the performance of the Marketing Agent of its duties hereunder shall not be used by the Marketing Agent for any purposes other than those contemplated hereby or pursuant to the written consent of the Owner and shall not be disclosed by the Marketing Agent to any other party or any other person or entity except with the prior written consent of the Owner. Furthermore, the Marketing Agent shall not copy of reproduce any such information without the written consent of the Owner (other than such reasonable copies as may be necessary to perform its duties and obligations under this Agreement). The Marketing Agent shall also take reasonable precautions to ensure against any breach of the obligations contained herein which shall be no less stringent than the precautions and procedures that it uses to protect its own proprietary information and which shall, at a minimum, be deemed to include, without limitation, taking precautions to ensure that it will only make such information available to those of its employees who have a need to know it. Upon the expiration or termination of this Agreement, Marketing Agent shall immediately return to the Owner all such information and all whole or partial copies thereof and all other materials that may include, in whole or in part, such information. All rights, whether arising under copyright, patent, trade secret, or other laws, to such information are hereby reserved by the owner.

         Section 6.04. Compliance With Governmental Rules. The Marketing Agent shall at all times market the Product and perform its other duties and obligations hereunder in accordance with all applicable Governmental Rules. The Marketing Agent shall be liable for all fines, fees, penalties, damages or other costs imposed by a governmental authority imposed on or incurred or suffered by the Owner which are attributable to Marketing Agent and/or its agents, servants and employees in connection with the marketing and sales of the Product and the performance of its other duties and obligations hereunder.

         Section 6.05. Section 8 and Section 15 Declarations. The Marketing Agent shall either cause Agro Power Development, Inc. to file, or shall itself, file during the period between July __, 1997 and July 28, 1998, Section 8 and
Section 15 Declarations, required under 15 U.S.C. ss. 1058 and 15 U.S.C. ss. 1065 to extend the duration of the initial registration of the Trademark and to establish the Trademark as incontestable.

         Section 6.06. Section 9 Renewal. The Marketing Agent shall either cause Agro Power Development, Inc. to file, or shall itself, file within six months prior to the expiration of the original registration of the Trademark, or any renewal thereof, an application for renewal of registration under 15 U.S.C. ss. 1059.

                                   ARTICLE VII
                                GENERAL LIABILITY

         Section 7.01. Indemnification. The Marketing Agent shall indemnify and save harmless Owner and Lender, and their respective directors, officers, agents, and employees from and against (i) any and all loss, damage, injury, liability and claims thereof for injury to or death of a person, including, but not limited to, personnel of the Marketing Agent, Lender and owner, (ii) any and all loss of or damage to property and (iii) any and all loss of income by the owner, resulting from the Marketing Agent's performance of this Agreement to the extent the same is caused by the negligence or willful misconduct of the Marketing Agent, any of its Affiliates, or any or their respective directors, officers, agents or employees. Owner shall indemnify and save harmless the Marketing Agent and Lender, and their respective directors, officers, agents, and employees from and against (i) any and all loss, damage, injury, liability and claims thereof for injury to or death of a person, including, but not limited to, personnel of Owner, Lender and the Marketing Agent, (ii) any and all loss of or damage to property, and (iii) any and all loss of income by the Marketing Agent, resulting from the Owner's performance of this Agreement to the extent the same is caused by the negligence or willful misconduct of owner, any of its Affiliates, or any of its directors, officers, agents or employees.

                                  ARTICLE VIII
                              DEFAULTS AND REMEDIES

         Section 8.01. Defaults. Upon the failure of any Party to substantially comply with any of the obligations of such Party hereunder and continued noncompliance for a period of thirty (30) days (except in the case where such failure will result in injury to or damage or loss of perishable Product, in which case the cure period shall be five (5) days) after written notification the noncompliance is sent to such Party, the non-defaulting Party may, at its option, by written notice to the defaulting Party, declare this Agreement to be in default and at any time thereafter the non-defaulting Party may, at its sole discretion, (a) exercise any right or pursue any remedy that may be available under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof and/or (b) terminate this Agreement. The exercise of any rights or pursuit of any remedies pursuant to this Agreement shall not relieve the defaulting Party of any of its obligations and liabilities hereunder, all of which shall survive such exercise or pursuit. To the extent permitted by law, and subject to any mandatory requirements of applicable law, and further subject to Section 8.02, each and every right, power and remedy herein specifically given to the non-defaulting Party or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given for now or hereafter existing at law, equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised or pursued from time to time and as often in such order as may be deemed expedient by the nondefaulting Party, and the exercise or pursuit or the beginning of the exercise or pursuit of any right, power or remedy shall not be construed to be a waiver of the right to exercise or to pursue at any time or thereafter any other right, power or remedy. No delay or admission by a Party in the exercise of any right or power or in the pursuit of any remedy may impair any such right, power or remedy or be construed to be a waiver of any default on the party of the other Party or to be an acquiescence therein. No expressed or implied waiver by a Party of any default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default hereunder. Neither Party shall be considered to be in default for failure to perform, or delay in performing, any obligation under this Agreement if performance is prevented, hindered or delayed by an Uncontrollable Force (but only for so long as such Uncontrollable Force continues unabated) . In such event, the Party which is unable, or anticipates being unable, to perform shall (a) promptly notify the other Party in writing of the nature, cause, date of commencement and expected duration of any such delay,
(b) indicate to what extent it will be prevented from performing and (c) exercise due diligence to overcome such inability to perform with all reasonable dispatch. In the event a Party claims excuse of performance as a result of an Uncontrollable Force which continues unabated for more than one hundred twenty
(120) days, the Party that is not affected by such Uncontrollable Force shall have the option to terminate this Agreement on written notice to the other Party.

         Section 8.02. Damages for Termination Without Cause. Notwithstanding anything to the contrary in Section 8.01, the Parties agree that should owner elect to terminate the Agreement without cause at any time, pursuant to Section
9.01 herein, then owner shall pay as liquidated damages to the Marketing Agent a sum equal to one-fourth (1/4) of the annual amount of Compensation in effect at such early termination, which shall be Owner's sole and exclusive liability and Marketing Agent's sole and exclusive remedy, for such early termination without cause.

                                   ARTICLE IX
                                      TERM

         Section 9.01. Term. Subject to Article VIII and Section 3.01, this Agreement shall continue to be in effect for fifteen (15) years from the Date of Initial Services; provided, however that the Term may be extended for additional periods on terms acceptable to both Parties, such terms to be agreed upon not later than three months prior to the expiration of the Term. Notwithstanding the foregoing, the Owner shall be permitted to terminate this with or without cause, upon ninety (90) days written notice to the Marketing Agent, subject to the terms of the Credit Agreement. In the event the Owner terminates the Agreement without cause, the right of the Owner to use the trademark, Village Farms, shall terminate simultaneously with this Agreement.

                                   ARTICLE X
                                  MISCELLANEOUS

         Section 10.01. Notices. Unless otherwise specifically provided herein, all notices, requests and demands and other communications hereunder must be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) when sent by telefax to the telefax number below and followed by a confirmation transmitted by an additional mode of communication provided for herein, (iii) the second day following the day on which the same has been delivered prepaid to a national (only in the case of notices within the continental United States) or an international air courier service, or (iv) when received if sent by the mails, certified or registered, postage prepaid, in each case addressed to the party to whom such notice is being given at the following addresses:

         OWNER:          Village Farms of Texas, L.P.
                         c/o Agro Power Development, Inc.
                         10 Alvin Court
                         East Brunswick, NJ 08816
                         Attention:  President
                         Telefax:  908-254-1710

                                  and

                         Village Farms of Texas, L.P.
                         c/o Cogentrix of Fort Davis I, Inc.
                         9405 Arrowpoint Boulevard
                         Charlotte, NC 28273
                         Attention:  General Counsel
                         Telefax:  704-529-1006

         MARKETING
         AGENT:          Village Farms, L.L.C.
                         10 Alvin Court
                         East Brunswick, NJ 08816
                         Attention:  President
                         Telefax:  908-254-1710

Any party may change the addresses to which notices to it are to be sent by giving notice of such change to the other parties in accordance with the Section..

         Section 10.02. Severability. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the Marketing Agent and Owner hereby waive any provision by law that renders any provision hereof prohibited or unenforceable in any respect.

         Section 10.03. Amendment. Neither this Agreement nor any other terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the Party against which enforcement of the termination, amendment, supplement, waiver or modification shall be signed.

         Section 10.04. Assignment. Neither Party may assign any of their respective rights under this Agreement without the prior written consent of the other Party; provided, however, that owner may assign its rights hereunder to the Lender. Any assignment not permitted by this Section 10.04 shall be void.

         Section 10.05. Relationship of the Parties. It is agreed and understood by the Parties that the Marketing Agent is an independent contractor with respect to Owner. No action, admission or instruction shall be deemed to make the Marketing Agent an employee, agent or partner of Owner or to create any other relationship among the Parties.

         Section 10.06. Headings; Etc. The Table of Contents and headings of the various articles and sections of this Agreement are for the convenience of reference only and shall not modify, define or limit any other terms and provisions of this Agreement.

         Section 10.07. Governing Law. This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by and construed in accordance with the laws of the State of New York.

         Section  10.08.  Parties in Interest;  Limitation and Rights of Others.
This provisions of this Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, whether expressed or implied, shall be construed to give any Person (other then the Parties hereto and their respective successors and permitted assignees) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 10.09. Arbitration. (a) In the event a dispute arises between or among the Parties relating to the terms of this Agreement and any Party gives written notice of such dispute to the other Party, then each of the Parties involved in such dispute shall refer the dispute to its senior management. The senior management of each Party shall meet and confer regarding the resolution of the dispute. In the event a resolution of such dispute is not reached within 30 days of the written notice, then either of the Parties may submit the dispute to arbitration in accordance with Section 10.09.(b).

         (b) Arbitration of disputes pursuant to this Section 10.09.(b) shall be held in New York, New York, unless otherwise agreed to by the Parties, under the commercial arbitration rules of the American Arbitration Association, and shall be heard by three arbitrators selected in accordance with such rules. Each arbitrator shall have at least five years experience in the United States in a profession or professions related to the subject matter involved in the dispute and shall not be a past or present officer, director or employee of, or have any interest in or material relationship with, any Partner or any Affiliate of any Partner. Any arbitral award shall be final and binding and may be entered by any Party in any state or Federal court having jurisdiction thereof. Costs of arbitration (including reasonable attorney's fees and arbitration costs) shall be paid either equally or by the Parties to the arbitration or in accordance with the decision of the arbitrators.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by the respective officers thereunto duly authorized as of the date and year first above written.

                                   VILLAGE FARMS, L.L.C.

                                   By:  Agro Power Development, Inc.,
                                        its managing member

                                   By: ___________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                                   VILLAGE FARMS OF TEXAS, L.P.

                                   By:  __________________________________
                                   Title: ________________________________

         Agro Power Development Inc., the owner of the Village Farms trademark, hereby consents to the use of the Village Farms trademark, as set forth in this Agreement.


                                   AGRO POWER DEVELOPMENT, INC.

                                   By: __________________________________
                                   Title:________________________________

                                    EXHIBIT A

                              LICENSE ARGUMENT FOR
                           THE TRADEMARK VILLAGE PARKS


         This License Agreement is entered into this ____ day of February, 1996, by and between Agro Power Development, Inc., a New York Corporation ("Licensor") with an address of 10 Alvin Court, East Brunswick, New Jersey 08816, and Village Farms, L.L.C., a Delaware Limited Liability Company ("Licensee"), with an address at 10 Alvin Court, East Brunswick, New Jersey 08816.

                              W I T N E S S E T H:

         WHEREAS, Licensor is involved directly, and indirectly through several affiliates, with the hydroponic production of various fruits and vegetables, including tomatoes, and, in connection therewith, is the owner of the trademark "Village Farms" (the "Trademark") which is registered with the United States Patent and Trademark Office (the "Trademark Registration"); and

         WHEREAS, Licensee is a marketing agent of hydroponically produced fruits and vegetables, including tomatoes, with expertise and ability in the marketing, distribution and sale of such goods at both wholesale and retail; and

         WHEREAS, Licensor is affiliated with Licensee, as Licensor is the owner of a 99% interest in Licensee; and

         WHEREAS, Licensee desires to be licensed by Licensor in the use of the Trademark and Trademark Registration exclusively in connection with the marketing, distribution and sale of hydroponically produced fruits and vegetables by Licensor, Licensee, any of their Affiliates (defined below), and other third parties; and

         WHEREAS, Licensor desires to license Licensee's use of the Trademark and Trademark Registration; and

         WHEREAS, as part of the obligations of the license, Licensee undertakes to pay Licensor compensation as herein described;

         NOW, THEREFORE, in consideration of the premises and covenants and agreements herein contained, the parties to this Agreement covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For the purpose of this Agreement the following terms shall have the meanings indicated:

         1.1. "Affiliate" shall mean each person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, shall include (a) any Person which beneficially owns or holds ten percent (10%) or more of any class or voting securities of such designated Person or ten percent (10%) or more of the equity interest in such designated Person and (b) any Person of which such designated Person beneficially owns and holds ten percent (10%) or more of any class of voting securities or in which such designated Person beneficially owns or holds ten percent (10%) or more of the equity interest. For the purposes of this definition, the terms "controls," "controlled by," and "under common control with" as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

         1.2. Agreement shall mean this document and any exhibits and appendices hereto, as may be amended, modified or supplemented from time to time.

         1.3. "Licensed Goods" shall mean fruits and vegetables, including tomatoes, hydroponically produced by Licensor, Licensee, the Affiliates of either Licensor or Licensee, and other third parities who are approved by Licensor.

         1.4. "Material Requiring Approval" means the Licensed Goods and any and all packaging, advertising, promotional and displayed material upon which or in connection with which the Trade Mark is used.

         1.5. "Term and Extended Term" are the periods expressly set forth in this Agreement.

         1.6. "Territory" is the United States.

         1.7. "Trademark" means "Village Farms" used in any form or format, style or design, as applied to the Licensed Goods, as well as any goodwill and rights, at common law or other wise, pertinent thereto, and refers to trademarks, service marks and trade names.

                                   ARTICLE II

                                     LICENSE

         2.1. Licensor hereby grants to Licensee the use of the Trademark upon or in connection with Licensed Goods, which license shall be exclusive, subject to the continued use of same by Licensor. This grant is throughout the Territory and is nondivisible, and non-assignable, except as expressly set forth herein.

         2.2. No other right or license is granted by Licensor to Licensee, either expressed or implied for any other trademark, trade name, copyright or intellectual property right owned, possessed, or licensed by or to Licensor. Licensee shall not use the Trademark in any manner not specifically authorized by this Agreement.

                                  ARTICLE III

                               RIGHT OF ASSIGNMENT

         3.1. Licensee is hereby expressly permitted to assign or sublicense any of its rights hereunder, to any Affiliate of Licensor or Licensee, or other third parties subject to the prior written consent of Licensor.

         3.2. Notwithstanding the foregoing, no assignment shall be effective unless and until the assignee agrees in writing, that its use of the Trademark shall be subject to all of the restrictions regarding its use, as are set forth herein.

                                   ARTICLE IV

                                  COMPENSATION

         4.1. Licensee agrees to pay compensation to Licensor of One Hundred Thousand Dollars ($100,000) per year, payable quarterly, in arrears, in equal payments of Twenty-five Thousand Dollars ($25,000) each, with the first quarterly payment due October 1, 1996, and subsequent payments due on the first day of each January, April, July, and October, thereafter, during the Term or any Extended Terms of this Agreement,

         4.2. The compensation set forth in Section 4.1 above shall be subject to adjustment each January 1, during the Term or Extended Term of this Agreement, by the same percentage change in the Consumer Price Index ("CPI") , provided the adjustment shall not cause the compensation to be less than the compensation paid for the prior year.

                                   ARTICLE V

                                      TERM

         5.1. The term of this Agreement shall end on December, 2007.

         5.2. Licensee may extend this Agreement for two (2) extended terms of five (5) years each, upon providing written notice to Licensor no later than ninety (90) days before the end of each term; provided, however, that to qualify for any Extended Terms, Licensee must be in full compliance with all terms and conditions of this Agreement.

                                   ARTICLE VI

                         QUALITY CONTROL AND MAINTENANCE

         6.1. Licensee shall use the Trademark in the form that Licensor shall, at its sole discretion, approve in writing, on or in connection with the Licensed Goods. Licensee shall not otherwise affix or use such Trademark in connection with, or use any other trademark or trade name in connection with the Licensed Goods without Licensor's prior written approval.

         6.2. To assure the appearance, quality and distribution of the Licensed Goods is consistent with the Trademark used to identify them, Licensor retains the right to participate at each stage of the production of the Licensed Goods and to approve or disapprove of the appearance and/or quality of the Licensed Goods, and/or their distribution. Notwithstanding the foregoing, Licensor shall be deemed to have approved the use of the Trademark in connection with any produce which qualify as "Premium Quality," or any other equivalent standard as established by the U.S. Department of Agricultural.

         6.3. The Licensor shall file during the period between July 28, 1997 and July 28, 1998, Section 8 and Section 15 Declarations, required under 15 U.S.C. ss. 1058 and 15 U.S.C. ss. 1065 to extend the duration of the initial registration of the Trademark and to establish the Trademark as incontestable.

         6.4. The Licensor shall file, within six months prior to the expiration of the original registration of the Trademark, or any renewal thereof, an application for renewal of registration under 15 U.S.C. ss. 1059.

                                  ARTICLE VII

                             TRADEMARK REGISTRATION

         7.1. At the request of Licensor, and without compensation to Licensee, Licensee shall promptly do such acts and execute, acknowledge, and deliver all those papers that may be necessary or desirable, in the sole discretion of Licensor, to obtain, maintain, protect and/or vest in Licensor the entire right, title, and interest in and to the Trademark in all countries of the World, including rendering such assistance as Licensor may request in any litigation, patent and trademark office proceeding, or other proceeding. All use of the Trademark licensed by this Agreement and used on any good by Licensee shall inure to the benefit and be the property of Licensor.

                                  ARTICLE VIII

                               VALIDITY OF RIGHTS

         8.1. Licensee shall not contest Licensor's ownership of the Trademark or Licensee's obligation to assign any right under this Agreement, including any rights Licensee may create in the Trademark. Licensee shall not contest or impair these rights, either directly or indirectly, or in any way assist others to contest or impair the same and hereby expressly acknowledge Licensor's superior rights. This obligation shall survive any termination of this Agreement.

                                   ARTICLE IX

                                   WARRANTIES

         9.1. Licensor warrants that it has all right, title, and interest in and to the Trademark and the right to license the Trademark and Trademark Registration, to enter this agreement, and to agree to the terms and conditions of this Agreement.

         9.2. Licensee warrants that it has the right to enter into this Agreement and agree to the terms and conditions of this Agreement.

         9.3. Licensee shall indemnify, hold harmless, and defend Licensor and its officers, director, agents, and employees (and pay any and all related attorneys fees) from and against:

         9.3.1. Any alleged unauthorized use of any trade mark (not including any right licensed under this Agreement by Licensee);

         9.3.2. Any alleged liable or slander against, or invasion of, the right of privacy or publicity or any other similar right of any third party (not including any right licensed under this Agreement).

         9.3.3. Any alleged defect in any Licensed Good despite Licensor's approval of that Licensed Good, and any claim by a third party resulting from Licensee's breach or alleged breach of any term or condition of this Agreement.

         9.4. Licensee warrants that it shall promptly obtain and maintain, at its sole cost and expense, advertiser's liability insurance naming Licensor, its officers, directors, agents, and employees as additional insureds, in the amount of $1,000,000.00 "Combined Single Limit."

         9.5. Licensee warrants that it shall use best efforts to procure the greatest volume of sales of the Licensed Goods consistent with high quality and to make satisfactory arrangements for their distribution, advertising and promotion.

                                   ARTICLE X

                                   LITIGATION

         10.1. If the Licensee shall become aware of any infringement by third parties of any right licensed under this Agreement or any other use of the trademark or term confusingly similar to the trademark, it shall promptly notify Licensor in writing of that infringement or use, and shall assist and supply such information and such acts that are reasonably necessary or desirable in relation to that infringement or use. Licensor shall take only those steps in its sole discretion, as are necessary to enforce its rights, including the engagement of legal counsel of its own choosing.

         10.2. Licensor agrees to undertake to enforce any claim of infringement of the Trade Mark subject to a cap of Fifty Thousand Dollars ($50,000).

                                   ARTICLE XI

                                     GENERAL

         11.1. Licensee shall make no assignment, pledge or hypothecation of this Agreement or its performance under this Agreement except as set forth above in Article III.

         11.2. Any notice or statement by any party shall be deemed to be sufficiently given when (i) delivered personally, (ii) sent by telefax to the, telefax number below and followed by a confirmation transmitted by an additional mode of communication provided for herein, (iii) the second day following the day on which the same has been delivered prepaid to a national air courier service, or (iv) when received if sent by certified mail, postage prepaid, in each case addressed to the party to whom such notice is being given at the following address:

         Licensor:         Agro Power Development, Inc.
                           10 Alvin Court
                           East Brunswick, New Jersey 08816
                           Attn:  President
                           Telefax:  (908) 254-1710

         Licensee:         Village Farms, L.L.C.
                           10 Alvin Court
                           East Brunswick, New Jersey 08816
                           Attn:  President
                           Telefax:  (908) 254-1710

Any party may change the addresses to which notice are to be sent by given notice of such change to the other party in accordance with this section.

         11.3. This Agreement shall in all respect, including all matters of construction, validity and performance, be governed by and construed in accordance with the laws of the State of New York.

         11.4. No amendment or modification of this Agreement shall be valid or binding unless the same shall be made in writing and signed on behalf of each party by their respective proper agents, duly authorized to do so.

         11.5. Arbitration. (a) In the event a dispute arises between or among the Parties relating to the terms of this Agreement and any Party gives written notice of such dispute to the other Party, then each of the Parties involved in such dispute shall refer the dispute to its senior management. The senior management of each Party shall meet and confer regarding the resolution of the dispute. In the event a resolution of such dispute is not reached within 30 days of the written notice, then either of the Parties may submit the dispute to arbitration in accordance with Section 11.5.(b).

         (b) Arbitration of disputes pursuant to this Section 11 - 5. (b) shall be held in New York, New York, unless otherwise agreed to by the Parties, under the commercial arbitration rules of the American Arbitration Association, and shall be heard by three arbitrators selected in accordance with such rules. Each arbitrator shall have at least five years experience in the United States in a profession or professions related to the subject matter involved in the dispute and shall not be a past or present officer, director or employee of, or have any interest in or material relationship with, any Partner or any Affiliate of any Partner. Any arbitral award shall be final and binding and may be entered by any Party in any state or Federal court having jurisdiction thereof. Costs of arbitration (including reasonable attorney's fees and arbitration costs) shall be paid either equally or by the Parties to the arbitration or in accordance with the decision of the arbitrators.

         11.6. Article Titles of this Agreement are for the convenience of reference only and shall not modify, define or limit any other terms and provisions of this Agreement.

         11.7. The failure to enforce any of the terms and conditions of this Agreement by either of the parties to this Agreement shall not be deemed a waiver of any other right or privilege under this Agreement or the waiver of the right to thereafter claim damages for any deficiencies resulting from any misrepresentation, breach of warranty for nonfulfillment of any obligation of any other party to this Agreement.

         11.8. This provision of this Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, whether expressed or implied, shall be construed to give any Person (other then the Parties hereto and their respective successors and permitted assignees) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         11.9. This Agreement may be signed in two (2) or more counterparts, each of which shall be an original.

         11.10. The preamble to this Agreement is hereby incorporated and by this reference shall become part of the Agreement as if set forth in the Agreement word for word.

         11.11. The parties to this Agreement shall at any and all times, upon request by the party, make, execute, and deliver any and all such other further instruments as may be necessary or desirable for the purpose of giving full force and effect to the provisions of this Agreement, without charge.

         IN WITNESS WHEREOF, each of the parties to this Agreement have caused this Agreement to me executed by a duly authorized representative.

                                      AGRO POWER DEVELOPMENT, INC.


                                      By:
                                         -------------------------------------
                                      Name:   J. Kevin Cobb
                                      Title:  Vice President
                                      Date:   February 13, 1996



                                      VILLAGE FARMS, L.L.C.
                                      By:    Agro Power Development, Inc.,
                                             its managing member


                                      By:
                                         -------------------------------------
                                      Name:   J. Kevin Cobb
                                      Title:  Vice President
                                      Date:   February 13, 1996